EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the SAFECO Long-Term Incentive Plan of 1997 of our report dated February 8, 2002, with respect to the consolidated financial statements and schedules of SAFECO Corporation and its subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/S/	ERNST & YOUNG LLP

Seattle, Washington

May 10, 2002